Exhibit 99.1
NEWS RELEASE
For Immediate Release:
June 30, 2021

Sterling Amends Existing Credit Agreement, Significantly Reducing Interest Expense and Enhancing Financial Flexibility

THE WOODLANDS, TX – June 30, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that it has amended its existing credit agreement with its lending group, led by BMO Harris Bank N.A., to modify various aspects of the agreement, including and most significantly:

•Reduces the current interest rate on the Credit Agreement borrowings by two percentage points.
•Lowers the prospective mandatory quarterly payments on the Credit Agreement from $12.5 million to $4.1 million.

All ten banks in the lending syndicate approved the improvements to the facility. There were no significant changes to covenants or other elements of the agreement as a result of the amendment.

“The favorable changes to our credit agreement are a direct reflection of our strong operational execution, financial results and significant deleveraging since entering the agreement in October 2019,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “This amendment significantly enhances our prospective financial performance in that we expect our pre-tax interest expense to decline by approximately $1.6 million per quarter for the balance of 2021. Additionally, the lowering of our required mandatory quarterly payments will enhance our ability to invest in the growth of our business. We are pleased with the confidence expressed by our banking group with our strategic progress and appreciate their partnership as we strive to continue to drive growth in Sterling’s profitability, cash flow and shareholder value.”

Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include land development activities (including site excavation and drainage, drilling and blasting for excavation), foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620